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                                                                   Exhibit 10.13

                          DISTRIBUTION / SUPPLY AGREEMENT


     THIS DISTRIBUTION / SUPPLY AGREEMENT (the "Agreement") is made and entered into as of the 8TH day of SEPTEMBER 1997, between ENDOCARDIAL SOLUTIONS, INC. (as defined below, "ESI"), a Minnesota corporation, and MEDTRONIC, INC. (as defined below, "Medtronic"), a Minnesota corporation.

                                    WITNESSETH:

     WHEREAS, ESI manufactures and distributes diagnostic and mapping systems for the treatment of ventricular and atrial arrhythmias; and

     WHEREAS, Medtronic manufactures and distributes devices and systems which treat ventricular and atrial arrhythmias; and

     WHEREAS, ESI and Medtronic desire to provide Medtronic with certain rights to distribute ESI's systems within agreed upon territories; and

     WHEREAS, the parties desire to enter into this Agreement for that purpose.

     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

     1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth or referenced below:

     "AFFILIATE" of a specified person (natural or juridical) means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

     "ESI" means Endocardial Solutions, Inc. and its Affiliates.


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     "CONFIDENTIAL INFORMATION" means know-how, trade secrets and other unpublished or proprietary information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, excluding information which:

     (a) is now or comes to be in the public domain through no fault of the receiving party;

     (b) is released without restriction to the receiving party by the disclosing party in writing;

     (c)  is lawfully obtained by the receiving party from third parties;

     (d) can be demonstrated by competent proof to have been known by the receiving party prior to any disclosure of Confidential Information by the disclosing party;

     (e) has been in the possession of the receiving party, as a result of disclosure under this Agreement, for a period of five (5) years; or

     (f) is required by law to be disclosed, provided that the receiving party has given the disclosing party prompt written notice of such disclosure requirement and has cooperated with the disclosing party so that the disclosing party may seek a protective order or other appropriate remedy to avoid or limit such disclosure.

     All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Proprietary," "Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be preceded by an oral statement indicating that the information is Company proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as Confidential Information designated as above within thirty (30) days.

     "FIELD OF USE" means diagnostic and mapping procedures for ventricular and atrial arrhythmias.

     "INTELLECTUAL PROPERTY" means all patents, trade names, trademarks, service marks, copyrights and applications or registrations for any of the foregoing, inventions, discoveries, know-how, trade secrets, data, information, technology, processes, formulas, drawings, designs, computer programs, licenses, and all amendments, modifications, and improvements to any of the foregoing.


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     "MEDTRONIC" means Medtronic, Inc. and its Affiliates.

     "MEDTRONIC COMPETITORS" means those entities set forth on the attached
Schedule 1.1 engaged in the manufacture or sale of devices or systems that are marketed to the same class of persons (e.g., electrophysiologists, cardiologists and cardiac surgeons) to whom Medtronic markets the Systems.

     "MEDTRONIC TERRITORIES" means those countries included within Medtronic's currently designated "Europe" and "Japan" sales regions as more fully described on Schedule 1.2 hereto.

     "NORTH AMERICA" means The United States of America and Canada, including all territories and possessions thereof.

     "SPECIFICATIONS" means the current specifications for the Systems, as may be amended from time to time hereafter by ESI.

     "SYSTEMS" means ESI's current and future capital equipment and software systems designed and used for diagnosing and mapping ventricular and atrial arrhythmias, including without limitation the current and future Ensite 3000 systems, Ensite catheters and all other disposable and reusable catheters.

     1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

     1.3  OTHER DEFINITIONAL PROVISIONS.

     (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) References to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

     (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.


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     (e)  The term "Dollars" or "$" shall refer to the currency of the United
          States of America.

     (f) The term "knowledge" means actual knowledge of a fact or the knowledge which such person or its officers or employees could reasonably be expected to have based on reasonable investigation and inquiry.

     (g)  All references to time shall refer to Minneapolis, Minnesota time.

                                     ARTICLE 2
                    MEDTRONIC AS DISTRIBUTOR IN EUROPE AND JAPAN

     2.1  APPOINTMENT.

     (a)  Subject to commencement of the term of this Agreement as set forth in
Article 5.1, ESI hereby appoints Medtronic, and Medtronic hereby accepts appointment, as ESI's exclusive distributor, with the right to sell and distribute the Systems in the Field of Use in the Medtronic Territories. ESI represents and warrants to Medtronic that all other distributorship agreements or sales representative agreements, if any, written or oral, with any third party permitting the sale of Systems in the Field of Use in the Medtronic Territories have been terminated at ESI's sole cost and expense.

     (b) Medtronic may appoint subdistributors for the sale or distribution of Systems in the Field of Use in the Medtronic Territories, and will provide to ESI a list of such subdistributors from time to time. Notwithstanding such appointment of subdistributors, Medtronic shall remain fully responsible for the performance of all of its covenants and obligations hereunder, and any sales by ESI to such Medtronic subdistributors shall be billed by ESI to Medtronic directly.

     (c) ESI shall promptly forward to Medtronic all leads for sales of Systems in the Field of Use in the Medtronic Territories.

     (d)  During the term of Medtronic's distribution rights pursuant to this
Article 2. Medtronic shall not market or sell products which compete with the Systems, as defined herein, in the Medtronic Territories.

     2.2  REGULATORY APPROVALS.

     (a) Medtronic will assist ESI in obtaining all necessary government or regulatory approvals which are a prerequisite to the commercial sale of the Systems in the Field of Use in the Medtronic Territories, provided that ESI shall remain


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responsible for all costs associated with obtaining such government or regulatory approvals.

     (b) In Europe, ESI will be responsible for gaining, at ESI's cost and expense and in ESI's name, the CE Mark under the appropriate Medical Device Directive. Medtronic shall act as the ESI authorized representative in the Medtronic Territories and Medtronic will be responsible for all dealings with the appropriate Competent Authority such as Notification, Medical Device Vigilance and national labeling issues, provided that translation and preparation of such labels are subject to final review and verification by ESI, and further provided that ESI will bear final legal responsibility for the content of all its own labeling. For purposes of this Section 2.2, labeling shall include labels, instructions for use, operating manuals, service and maintenance manuals and promotional materials.

     (c) Upon receipt of any notices of an adverse event from competent authorities, Medtronic shall promptly inform ESI (and provide copies of all such correspondence), and ESI in conjunction with Medtronic shall agree to the appropriate disposition of such event.

     2.3  PRICING.

     (a) During the term of this Agreement, Medtronic will purchase the Systems from ESI at the prices set forth in Schedule 2.3. At least six (6) months prior to the second anniversary of this Agreement and annually thereafter, the parties agree to negotiate any adjustments to the prices for the next one-year term renewal. The following factors will be considered as the criteria for determining any price adjustments;***/ If the parties cannot agree on a price, the matter shall be submitted to arbitration pursuant to Article 9.15.

     (b) Medtronic shall be entitled to purchase from ESI a reasonable number of demonstration Systems, as mutually determined by ESI and Medtronic, at a price equal to ESI's fully burdened manufacturing cost for a System, excluding catheters which shall be purchased at the price set forth in Schedule 2.3, reasonably determined in accordance with generally accepted accounting principles (excluding freight, duties and customs, and any extraordinary start-up costs). Such reasonable number of demonstration Systems shall be consistent with the number of Medtronic "sales specialists" that Medtronic hires to demonstrate and sell the Systems in the Medtronic Territories and shall in no event be resold by Medtronic.

----------
***/ Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.


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ESI may provide refurbished Systems for this purpose, however any refurbished
Systems shall be warranted and certified to be in new condition.

     (c)  (i)   During the first two (2) years of this Agreement, payments made by Medtronic for Systems purchased for resale by Medtronic pursuant to
          Article 2.3(a) shall be due and payable in full within sixty (60) days after the date of invoice by ESI. Any unpaid balance shall bear interest at the rate of ***/ percent (***%) per month.

          (ii) Within ninety (90) days prior to the third year of this Agreement, the parties will review and mutually agree on payment terms for the remaining term of the Agreement, which shall not be less than forty-five (45) days or more than sixty (60) days. The parties will consider such factors as customer payment practices within the Medtronic Territory, cash flows, foreign currency, consignment policies, etc. All payments will be in U.S. dollars, regardless of the place of service or delivery.

          (iii) Payments made by Medtronic for demonstration Systems shall be due and payable in full within thirty (30) days after the date of invoice by ESI. Terms shall be F.O.B. ESI's manufacturing facility (currently in St. Paul, Minnesota).

          (iv) Freight, duties and handling will be paid by Medtronic U.S. to Kerkrade, The Netherlands or such other destinations designated by Medtronic.

     (d) ESI shall ensure the prices charged to Medtronic for the Systems and disposable catheters shall be no less favorable than that price charged to other distributors of the Systems in the Field of Use outside of the United States.

     2.4  INSPECTION AND WARRANTY.

     (a) In the event of any shortage, damage or discrepancy in or to a shipment of Systems or in the event any of the Systems fail to comply with the then current Specifications for the Systems, Medtronic shall report the same to ESI and furnish such written evidence or other documentation as ESI reasonably may deem appropriate. If the substantiating evidence delivered by Medtronic demonstrates that such shortage, damage or discrepancy or non-conformity with Specifications

----------
***/Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.


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existed at the time of delivery of the Systems at the F.O.B. point, Medtronic may return the Systems to ESI at ESI's expense, and at Medtronic's request ESI shall use all reasonable efforts to promptly deliver replacement Systems to Medtronic in accordance with the delivery procedures set forth herein.

     (b) ESI represents and warrants to Medtronic that all Systems sold and delivered to any account under this Agreement will have been manufactured, if required by law, in accordance with FDA Good Manufacturing Practices, European Medical Device Directive requirements, ISO 9000 series certification, and all other applicable manufacturing requirements, and that continually during the term of this Agreement no Systems delivered by ESI to Medtronic or to any Medtronic account shall be adulterated or misbranded at the time of delivery within the meaning of the U.S. Food, Drug and Cosmetic Act and regulations thereunder. ESI shall cause Medtronic's regulatory personnel to be provided with reasonable access from time to time to the facilities and records of ESI for the purpose of confirming ESI's compliance with all applicable requirements noted in this Article.

     (c) ESI warrants to Medtronic and to Medtronic's customers the Systems in accordance with the warranty attached hereto as Schedule 2.4. Medtronic shall bear all responsibility for, and shall indemnify and hold ESI harmless from any claim, action or loss which arises out of or results from any other warranties made by Medtronic, its employees or agents with respect to the Systems.

     (d) THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY ESI, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT ESI SHALL ALSO PROVIDE WITH RESPECT TO SYSTEMS SOLD TO MEDTRONIC OR TO MEDTRONIC'S CUSTOMERS SUCH OTHER WARRANTIES AS ESI CUSTOMARILY PROVIDES TO ITS CUSTOMERS OR END-USERS OF THE SYSTEMS IN THE FIELD OF USE (A COPY OF THE CURRENT VERSION OF SUCH CUSTOMER WARRANTY IS ATTACHED HERETO AS
SCHEDULE 2.4).

     2.5  PERFORMANCE OBJECTIVES, SALES AND SERVICE.

     (a) During the term of this Agreement, Medtronic agrees to purchase and distribute the Systems and catheters set forth as a minimum total dollar amount of Systems and catheters described in Schedule 2.5 ("Performance Objectives"). Six (6) months prior to the end of the 2nd anniversary of this Agreement and annually thereafter, ESI and Medtronic shall negotiate in good faith the Performance Objectives for the Medtronic Territories for the upcoming twelve
(12) month period. Progress towards Performance Objectives shall be reviewed on an annual basis for years 1 through 3, and semi-annually thereafter. In the event of Medtronic's sale to


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a successor in interest in that portion of the business to which this Agreement relates, quarterly progress reviews would be conducted. The Performance Objectives for the Medtronic Territories shall take into account such factors as the size of the market, average selling prices of the Systems, potential applications of the Systems, selling cycle, ESI's manufacturing capacity, size of the relative sales forces, and other relevant factors. In the event the parties are unable to agree upon the Performance Objectives for the Medtronic Territories, then such dispute shall be settled by binding arbitration pursuant to Article 9.15.

     (b) Medtronic shall be responsible for selling, installing and "first-line trouble shooting and servicing" all Systems in the Field of Use in the Medtronic Territories, provided ESI shall be responsible for all software and hardware repairs and servicing. ESI will provide an inventory of spare parts and a "hot" spare System in Kerkrade, The Netherlands to support rapid turnaround for repairs. The Systems shall be sold under ESI trademarks and trade names subject to Medtronic's right to indicate its status as distributor thereof on sales and marketing materials for the Systems. Medtronic shall be responsible for the hiring and training of any technical customer engineers for the purpose of performing services pursuant to this Section.

     (c) Subject to Article 2.7 below, Medtronic shall be solely responsible for providing customer and physician training to any purchaser of Systems for use in the Field of Use in the Medtronic Territories.

     (d) Medtronic shall be solely responsible for establishing the marketing, selling and pricing strategies for the Systems in the Field of Use in the Medtronic Territories. Such strategies will be available for review by ESI.

     2.6  MARKETING.

     (a) ESI, at ESI's cost and expense, shall provide Medtronic with an initial commercially reasonable supply of Systems sales, marketing, advertising and promotional materials in English and in five (5) languages for use in the Medtronic Territories and with additional materials as changes to the collateral materials occur from time to time. Medtronic shall have the right, at its cost and expense and subject to the reasonable approval of ESI, to adapt or modify the ESI sales, marketing, advertising and promotional materials and user manuals to reflect the culture or business practices and languages of the particular regions within the Medtronic Territories and to reflect Medtronic as the exclusive distributor of the Systems, or as otherwise deemed appropriate by Medtronic.

     (b) ESI and Medtronic may jointly fund and participate in those trade shows mutually agreed to by the parties. As further mutually agreed to by the parties, employees of ESI and Medtronic, respectively, would be allowed to interact with customers in the booth of the other. In addition, Medtronic shall have the


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right to demonstrate the ESI System in its booths in connection with Medtronic's cardiac disease and disorder management products.

     2.7  TRAINING.

     (a) ESI will, at its cost and expense, provide the initial technical training of Medtronic's sales specialists and field service supervisors in the use, installation, trouble shooting and service of the Systems on such date and place as Medtronic shall designate in the Medtronic Territories. ESI shall also provide, at its cost and expense, any additional training necessary with respect to any enhancements or modifications made by ESI to the System. Medtronic will be responsible for the cost and expense of ongoing training of its field sales and service representatives, such training to be provided by ESI (i.e., Medtronic will pay travel costs for its sales personnel).

     (b) ESI will provide training for the "customer trainers" (i.e., those Medtronic personnel and other third parties engaged in training customers at training sites) in the Medtronic Territories on such dates and at such places as Medtronic shall designate to ESI (not to exceed once per quarter). ESI will bear the cost of such training and Medtronic will bear the costs associated with the Medtronic personnel and customers.

     2.8  ORDERS.

     (a) Medtronic and ESI shall jointly develop order and delivery procedures and guidelines for the Systems, including quarterly forecasts that correspond to Medtronic's fiscal periods. Medtronic's orders shall be given no less favorable treatment by ESI than orders from customers in North America or any other geographic region. The parties intend that Medtronic will maintain minimal inventories of Systems and that, under most circumstances, ESI will ship Systems directly to locations designated by Medtronic.

     (b) Medtronic shall submit purchase orders for Systems to ESI in writing, whether by mail, telecopier, telegram or otherwise, which shall, at a minimum, set forth the product numbers, quantities, delivery dates, shipping instructions and shipping addresses for all Systems ordered. All orders shall be subject to acceptance in accordance with the terms of this Agreement by ESI at its office. Each purchase order shall, upon acceptance by ESI, give rise to a contract between Medtronic and ESI for the sale of the Systems ordered and shall be subject to and governed by the terms of this Agreement. The terms and conditions of this Agreement shall so govern and supersede any additional or contrary terms set forth in Medtronic's purchase order or any ESI or Medtronic acceptance, confirmation, invoice or other document unless duly signed by an officer of Medtronic and an officer of ESI and


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expressly stating and identifying which specific additional or contrary terms shall supersede the terms and conditions of this Agreement.

     (c) No purchase order shall be modified or canceled except upon the mutual agreement of the parties. Mutually agreed upon change orders shall be subject to all provisions of this Agreement, whether or not the change order so states. Notwithstanding the foregoing, any purchase order may be canceled by Medtronic as to any Systems which are not delivered within sixty (60) days of the delivery date requested by Medtronic, and any such cancellation shall not limit or affect any contract remedies available to Medtronic with respect thereto. Any such cancellation by Medtronic must be by written notice to ESI, given within fifteen
(15) business days after such sixtieth (60th) day.

     (d) All deliveries of Systems shall be F.O.B. ESI's manufacturing facility (currently St. Paul, Minnesota). Except as provided in Article 2.4 above, ESI shall have no further responsibility after delivery of the Systems to the F.O.B. point, and all risk of damage to or loss or delay of Systems shall pass to Medtronic, upon their delivery to Medtronic at the F.O.B point. All Systems deliveries shall be made by a common carrier specified by Medtronic or, in the event that no carrier shall have been specified by Medtronic on or before the date fifteen (15) days prior to the requested shipment date, a common carrier reasonably selected by ESI.

     (e) ESI shall promptly inform Medtronic of any modifications or enhancements of the Systems or any other material changes in the Specifications for the Systems. If such changes would affect the applicable regulatory approvals of the Systems, Medtronic shall not be required to purchase such Systems until such time as regulatory authorization is received and termination of obligation to proceed is only enacted if regulatory status is adversely affected or cannot be obtained within the specified period. Notwithstanding the foregoing, ESI shall not, without Medtronic's consent, make any changes to the Product which would make the System less useful or effective for the Field of Use.

     (f) ESI shall be responsible for packaging and any necessary sterilization of Systems purchased under this Agreement in accordance with the Specifications.

     2.9 UPGRADES. ESI shall make software and hardware upgrades and replacement parts available to Medtronic for the Systems at prices and on terms and conditions no less favorable than those offered to ESI's other distributors, if any, in the Field of Use.

     2.10 REPORTS. Medtronic shall provide ESI, on a quarterly basis, with current customer lists for Systems sold or installed by Medtronic and physician users (of which Medtronic is aware) of the Systems in the Field of Use in the Medtronic Territories and such other information as the parties may mutually agree upon.


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Medtronic will also periodically provide ESI with the customer name and address for each System installation in the Field of Use in the Medtronic Territories for warranty and regulatory purposes. Medtronic shall report any "adverse incidents" (as defined by FDA regulations, Medical Devices Directive and national regulations) promptly to ESI.

     2.11 EXPORT/IMPORT APPROVALS.

     (a) ESI shall be responsible for obtaining, at ESI's cost and expense, all export licenses and permits as may be required to export the Systems from the country of manufacture into the particular countries within the Medtronic Territories.

     (b) Medtronic shall be responsible for obtaining, at Medtronic's cost and expense, all import licenses and permits as may be required to import the Systems into particular countries within the Medtronic Territories as selected by Medtronic in accordance with then prevailing laws and regulations of such countries. All such filings and registrations of the Systems shall be in the name of Medtronic, whenever feasible in accordance with prevailing laws and regulations. ESI shall cooperate fully with Medtronic in its efforts to obtain any such approvals.

                                     ARTICLE 3
                             ESI SALES AND DISTRIBUTION

     ESI retains all rights to the Systems not expressly granted to Medtronic. ESI shall establish a direct sales force for Systems in North America through a combination of ESI employees and/or independent third-party sales representatives. ESI shall use its commercially reasonable best efforts to ensure that any such independent third-party sales representatives of Systems in North America are not Medtronic Competitors.

                                     ARTICLE 4
                     FIRST OFFER FOR OTHER DISTRIBUTION RIGHTS

     4.1  RIGHT OF FIRST OFFER OUTSIDE MEDTRONIC TERRITORIES.

     (a) In the event that ESI proposes to enter into any distribution, sales representative or similar license agreement with any third party regarding the sale, distribution or licensing of the Systems in the Field of Use outside the Medtronic Territories and North America (such regions to be described as (i) Asia Pacific (excluding Japan), (ii) Australia/New Zealand, (iii) Central/South America and (iv)


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the Middle East and Africa, ESI agrees it shall offer Medtronic a first right to become ESI's exclusive distributor of the ESI System in each of such regions.

     (b) Prior to entering into any discussions regarding such distribution, sales representative or similar license agreement, ESI shall notify Medtronic in writing of such intention to enter into such discussions, including the material terms and provisions upon which ESI would be willing to enter into such a distribution, sales representative or similar license agreement for such region (for purposes of this Article 4. 1, "ESI's Notice"). For a period of thirty
(30) days after Medtronic's receipt of ESI's Notice (for purposes of this Article 4.1, the "Exclusive Period"), ESI shall negotiate in good faith exclusively with Medtronic regarding such distribution, sales representative or similar license agreement for the applicable region specified in ESI's Notice. During the Exclusive Period, ESI will not solicit offers from, negotiate with, or provide information to any third party regarding any distribution, sales representative or similar license relationship for Systems in such region.

     (c) If Medtronic and ESI fail to reach mutual agreement upon the terms and provisions of a definitive agreement for such distribution, sales representative or license relationship during the Exclusive Period, then ESI may enter into a definitive agreement for such distribution, sales representative or similar license relationship with a third party for the applicable region specified in ESI's Notice, provided that ESI may not enter into such definitive agreements unless the terms and provisions thereof are, in the aggregate, no less favorable to ESI than the terms and provisions proposed by Medtronic during the Exclusive Period. If ESI fails to enter into such definitive agreement for the applicable region within one hundred eighty (180) days after expiration of the Exclusive Period, then Medtronic's first rights under this Article shall be reinstated and ESI may not enter into any distribution, sales representative or similar license relationship with respect to Systems in such region without first giving Medtronic a new ESI's Notice and complying with the terms of this Article.

     (d)  In the event Medtronic declines the offer made pursuant to this
Article 4.1, ESI shall use commercially reasonable efforts to utilize existing Medtronic distributors in the offered area prior to extending such offer to other third parties.

     (e) Medtronic's rights under this Article 4.1 shall terminate upon a Change of Control of ESI. Notwithstanding the foregoing, Medtronic will continue to have distribution rights to the Systems in any such region pursuant to the terms of any then effective distribution agreement between ESI and Medtronic pursuant and subject to Article 4.3.


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     4.2  RIGHT OF FIRST OFFER OUTSIDE FIELD OF USE.

     (a) In the event that ESI proposes to enter into any distribution, sales representative or license agreement with any third party regarding the sale, distribution or licensing of the Systems for use in enabling any cardiac minimally invasive surgical procedures in cardiology (outside of the Field of Use), neurology or urology procedures, then, prior to entering into any discussions regarding such distribution, sales representative or licensing agreement, ESI shall notify Medtronic in writing of such intention to enter into such discussions, including the material terms and provisions upon which ESI would be willing to enter into such a distribution, sales representative or licensing agreement for such procedures (for purposes of this Article 4.2, "ESI's Notice").

     (b) For a period of thirty (30) days after Medtronic's receipt of ESI's Notice (for purposes of this Article 4.2, the "Exclusive Period"), ESI shall negotiate in good faith exclusively with Medtronic regarding such distribution, sales representative or licensing agreement for the applicable procedures specified in ESI's Notice. During the Exclusive Period, ESI will not solicit offers from, negotiate with, or provide information to any third party regarding any distribution, sales representative or licensing relationship for Systems for such procedures.

     (c) If Medtronic and ESI fail to reach mutual agreement upon the terms and provisions of a definitive agreement for such distribution, sales representative or licensing relationship, then ESI shall have one hundred eighty (180) days from the earlier of expiration of the Exclusive Period or termination by Medtronic of negotiations between ESI and Medtronic in which to negotiate and enter into a definitive agreement for such distribution, sales representative or licensing relationship with a third party for the applicable procedures specified in ESI's Notice, provided that ESI may not enter into such definitive agreements unless the terms and provisions thereof are, in the aggregate, no less favorable to ESI than the terms and provisions proposed by Medtronic during the Exclusive Period. If ESI fails to enter into such definitive agreement for the applicable procedures within such 180-day period, then Medtronic's rights under this Article shall be reinstated and ESI may not enter into any distribution, sales representative or licensing relationship for the sale of Systems for such procedures without first giving Medtronic a new ESI's Notice and complying with the terms of this Article.

     (d) Medtronic's rights under this Article 4.2 will terminate at the end of the "Initial Term" (as defined below).


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


                                     ARTICLE 5
                                TERM AND TERMINATION

     5.1 INITIAL TERM. The initial term (the "Initial Term") for Medtronic's rights and obligations as the sales agent for Systems in the Medtronic Territories shall commence on ESI's receipt of regulatory approval (CE Mark) for the Systems in Europe and end five (5) years thereafter. If Medtronic has made its first commercial sale of a System within ninety (90) days of CE Mark approval, the Agreement shall automatically be extended for a two (2) year period in addition to the five (5) year term.

     5.2 RENEWAL TERM; PERFORMANCE OBJECTIVES. In the event Medtronic fails to make its first commercial sale of a System within ninety (90) days of CE Mark approval, the Initial Term of Medtronic's rights and obligations as exclusive distributor for Systems in the Medtronic Territories may be renewed for up to
(a) two (2) additional one (1) year periods (each a "Renewal Term"), provided Medtronic has met or exceeded the Performance Objectives set forth on Schedule 2.5, and thereafter to be established by the parties for the Medtronic Territories for the then current Renewal Term and provided the parties mutually agree to pricing and Performance Objectives for the Renewal Term.

     5.3 CONVERSION TO NON-EXCLUSIVE FOR FAILURE TO MEET PERFORMANCE OBJECTIVES. Subject to Article 7 hereof, if Medtronic fails to meet the Performance Objectives for the Medtronic Territories, ESI shall have the right to convert Medtronic's future rights and obligations as distributor for the Medtronic Territories to a non-exclusive basis. ESI shall give Medtronic at least thirty (30) days' prior written notice of any such intent to convert Medtronic's distributor rights hereunder to non-exclusive, and Medtronic shall have sixty (60) days in which to cure such failure to meet the Performance Objectives or present ESI with reasonable evidence of a plan that will cure any such failure to meet the Performance Objectives within an additional ninety (90) days. In the event Medtronic does not cure such failure within such additional ninety (90) days, ESI shall have the right to convert Medtronic's rights as distributor in the Medtronic Territories to non-exclusive.

     5.4  MEDTRONIC'S TERMINATION FOR ESI BREACH.

     (a) Subject to Article 7 hereof, if ESI breaches any of its material obligations under this Agreement then Medtronic shall be entitled to terminate Medtronic's rights and obligations under this Agreement. Medtronic shall give ESI thirty (30) days' written notice of any such intent to terminate, and ESI shall have ninety (90) days in which to cure such material breach.

     (b) Upon any such termination pursuant to Article 5.4(a) above, ESI will repurchase from Medtronic, at a price equal to Medtronic's cost thereof, Medtronic's entire inventory of Systems (including demonstration Systems), accessories and related materials as of the termination date relating to Medtronic's rights and obligations under Article 2 of this Agreement, as applicable. Notwithstanding the foregoing, ESI shall not be obligated to repurchase any Systems, accessories or related materials which are not in good repair or which are not, due to any action or inaction by Medtronic, suitable for their original intended purposes.

     5.5  ESI'S TERMINATION FOR MEDTRONIC BREACH.

     (a)  Subject to Article 7 hereof and except as otherwise provided in
Article 5.3, if Medtronic breaches any of its material obligations under this Agreement, then ESI shall be entitled to terminate Medtronic's rights and obligations. ESI shall give Medtronic thirty (30) days' written notice of any such intent to terminate, specifying whether such termination will apply to Medtronic's rights and obligations, and Medtronic shall have ninety (90) days in which to cure such material breach. Subject to Article 7 and further subject to ESI's obligation to maintain sufficient inventory of the Systems to meet Medtronic's orders, ensure that the Systems meet all applicable safety and quality specifications and provide appropriate clinical proof supporting the safety and efficacy of the Systems, Medtronic's failure to satisfy the Performance Obligations set forth in Schedule 2.4 (a) shall be considered a breach of material obligation and shall be subject to termination pursuant to this Article 5.5.

     (b) Upon any such termination pursuant to Article 5.5(a) above, ESI shall have the option, exercisable within forty-five (45) days after such termination, to repurchase from Medtronic, at Medtronic's cost, Medtronic's entire inventory of Systems (including demonstration Systems), accessories and related materials, as of the termination date relating to Medtronic's rights and obligations under this Agreement, as applicable. In the event ESI fails to exercise such repurchase option, Medtronic shall have the right to sell off its remaining inventory of Systems for up to one hundred twenty (120) days from termination. Notwithstanding the foregoing, ESI shall not be obligated to repurchase any Systems, accessories or related materials which are not in good repair or which are not, due to any action or inaction by Medtronic, suitable for their original intended purposes.

     5.6 RIGHTS AND OBLIGATIONS ON TERMINATION. In the event of termination of all or a portion of this Agreement for any reason, the parties shall have the following rights and obligations: In the event of the termination of Medtronic's distribution rights with respect to all of the Medtronic Territories in accordance with Article 5.4 or Article 5.5, (i) all purchase orders for Systems which provide for delivery after the effective date of termination shall be canceled, except that Medtronic shall be permitted to fill any outstanding orders from customers made prior to the date of termination, (ii) Medtronic shall assign, at ESI's cost and expense, all regulatory approvals and files regarding sales of Systems in such geographic area to ESI, and (iii) Medtronic and ESI shall cooperate to assure continued service and support to customers in such geographic area who purchased Systems from Medtronic. ESI hereby acknowledges Medtronic's right to continue to sell Systems purchased from ESI to any person or entity in the Medtronic Territories for up to one hundred twenty (120) days, at which time any remaining inventory will be repurchased by ESI. If this Agreement is terminated for other than a breach by ESI, Medtronic will reimburse ESI for any out-of-pocket restocking fees and related cancellation charges.

                                     ARTICLE 6
                                  INDEMNIFICATION

     6.1 ESI'S LIABILITY. ESI shall indemnify, defend and hold harmless Medtronic and each of its subsidiaries, officers, directors, employees, shareholders and distributors from and against and in respect of any and all third party demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty, covenant or agreement on the part of ESI under this Agreement, (ii) total or partial Systems recalls, (iii) alleged defects in materials, workmanship, product performance or design of the Systems, but in any event excluding matters for which Medtronic is responsible under Article 6.2 below, or (iv) any infringement claims by third parties of Intellectual Property. ESI shall maintain product liability insurance or self-insurance in such amounts as is advisable pursuant to ordinary good business practice for a similar company in a similar type of business, and shall provide Medtronic with evidence of this coverage.

     6.2 MEDTRONIC'S LIABILITY. Medtronic shall indemnify, defend and hold harmless ESI and each of its subsidiaries, officers, directors, employees, shareholders and suppliers from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty, covenant or agreement on the part of Medtronic under this Agreement, (ii) product claims whether written or oral, made or alleged to be made, by Medtronic in its advertising, publicity, promotion or sale of any Systems where such product claims were not provided by or approved by ESI, or (iii) negligent handling by Medtronic of the Systems, but in any event excluding matters for which ESI is responsible under Article 6.1 above.

     6.3  THIRD PARTY CLAIMS.

     (a) If a claim by a third party is made against any indemnified party, such indemnified party shall promptly notify the indemnifying party of such claim, provided however that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not materially adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnifying party shall have the sole right to manage, settle and defend such claim, at the expense of the indemnifying party and with counsel chosen by the indemnifying party. The indemnified party shall have the right to participate in such action, at its own expense and with counsel of its own choice. The indemnified party shall provide reasonable cooperation and assistance to the indemnifying party, at the expense of the indemnifying party. The indemnified party shall not enter into any agreement with respect to such claim or threatened claim without receipt of prior written approval from the indemnifying party.

     (b) In the event of a third party claim of Intellectual Property infringement, ESI will (1) obtain a license for Medtronic, (2) modify the Systems to make them noninfringing, or if (1) and (2) are not commercially feasible, terminate the Agreement, provided however so long as ESI continues to market, sell and distribute the Systems, ESI shall not have the right to terminate the Agreement under this Section and shall continue to make Systems available to Medtronic hereunder.

     6.4 COOPERATION AS TO INDEMNIFIED LIABILITY. Each party hereto shall cooperate fully with the other parties with respect to access to books, records or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

                                     ARTICLE 7
                                   FORCE MAJEURE

     7.1 FORCE MAJEURE. "Force Majeure" shall mean any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder, such as an act of God, act of government, war or related actions, civil insurrection, riot, sabotage, strike, epidemic, fire, flood, windstorm and similar events.

     7.2 NOTICE. Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

     7.3 SUSPENSION OF PERFORMANCE. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations (other than payment obligations) hereunder to the extent that such suspension is commercially reasonable.

                                     ARTICLE 8
                               INTELLECTUAL PROPERTY

     8.1 TRADEMARK LICENSE. Medtronic shall have a royalty-free license to use all trademarks, trade names and logotypes of ESI relating to the Systems solely in connection with the sale or other distribution, promotion, advertising and/or maintenance of the Systems in the Field of Use. Medtronic shall acquire no right, title or interest in such ESI trademarks, trade names and logotypes, other than as provided for above, and Medtronic shall not use any ESI trademarks, trade names and logotypes as part of Medtronic's corporate or trade name or permit any third party under Medtronic's control to do so without the prior written consent of ESI. All fights under this Article 8.1 shall terminate upon termination of this Agreement, subject to Article 5.6.

     8.2 OWNERSHIP. ESI represents and warrants to Medtronic that as of the Effective Date:

     (a) It has the right to grant the rights and licenses granted to Medtronic in this Agreement and the execution and performance of this Agreement by ESI and the transactions contemplated herein do not conflict with any agreement to which ESI is a party or by which it is bound;

     (b) It is the exclusive owner or licensee of the Intellectual Property necessary for the manufacture, use or sale of the Systems as contemplated herein (excluding third party materials for which ESI may have non-exclusive rights);

     (c) ESI warrants to Medtronic and to Medtronic's customers that Systems sold by ESI do not infringe any currently issued patents, trade secrets, trademarks or other intellectual property rights of any third party;

     (d) It has no knowledge of any claim by a third person that manufacture, use or sale of the Systems as contemplated in this Agreement infringes the patent, copyright, trademarks, trade secret or other intellectual property rights of any third person.

     8.3 IMPROVEMENTS AND ENHANCEMENTS TO THE SYSTEMS. During the term of this Agreement, ESI shall promptly inform and make available to Medtronic any material invention, improvement, upgrading or modification relating to the Systems or ESI's Intellectual Property relating to the Systems.


                                     ARTICLE 9
                                   MISCELLANEOUS

     9.1 NON-DISCLOSURE. Except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder, each party agrees (i) not to disclose or use any Confidential Information of the other party obtained in connection with the performance of this Agreement, and (ii) not to disclose or provide any of such Confidential Information of the other party to any third party and to take appropriate measures to prevent any such disclosure by its present and future employees, officers, agents, subsidiaries or consultants.

     9.2 RELATIONSHIP. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

     9.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto, provided that (i) the rights and obligations of ESI herein may not be assigned except to an Affiliate or any person who succeeds to substantially all of the assets and business of ESI to which this Agreement relates subject to the provisions of Article 4.3, and (ii) the fights and obligations of Medtronic herein may not be assigned except to an Affiliate or any person who succeeds to substantially all of Medtronic's business. In the event of an assignment pursuant to this Section 9.3, all interests and obligations created under this Agreement shall continue uninterrupted. In the event of assignment to a successor in ESI's interest, the parties agree to negotiate to extend the Agreement or do a buyout of Medtronic's interest. Medtronic shall not, however, be obligated to negotiate any change in the Agreement. In the event of a sale of Medtronic's interest in that portion of the business to which this Agreement relates, Medtronic shall present ESI with a plan for continued distribution of ESI Systems. ESI shall have the right to terminate the Agreement in the event Medtronic fails to meet the performance objectives for the renewal period. No Medtronic Affiliate may assign the rights granted herein. Notwithstanding the foregoing, ESI shall have the right to assign its responsibility of servicing the Systems to third parties, provided ESI shall retain the obligation of ensuring such service is provided pursuant to the terms of this Agreement.

     9.4 COMPLETE AGREEMENT. This Agreement and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto. This Agreement supersedes all written correspondence, including but not limited to all terms sheets, between James Bullock and Medtronic negotiating the terms directly related to the subject matter hereof.

     9.5 GOVERNING LAW. Except as set forth in Article 9.15, the parties agree that in the event of any dispute, the resolution of that dispute shall be conducted in the state or federal courts in Minneapolis, Minnesota. The parties agree that this contract is entered into and is to be performed in the State of Minnesota. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

     9.6 SURVIVAL. All of the representations, warranties and covenants made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect.

     9.7 WAIVER, DISCHARGE, AMENDMENT, ETC. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the fight of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

     9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

     9.9 TITLES AND HEADINGS; CONSTRUCTION. The titles and headings to Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     9.10 BENEFIT. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any fights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.11 NOTICES. All notices or other communications to a party required or permitted hereunder shall be deemed given if in writing and delivered personally
or sent by telecopy (with       confirmation of transmission) or certified mail
(return receipt requested) to such party at the following addresses (or at such other addresses as shall be specified by like notice):

     If to Medtronic, to:     Medtronic, Inc.
                              Corporate Center
                              7000 Central Avenue NE
                              Minneapolis, MN  55432
                              Attention:  General Counsel
                              Fax (612) 572-5459

     with a copy to:          Medtronic, Inc.
                              Corporate Center
                              7000 Central Avenue NE
                              Minneapolis, MN  55432
                              Attention:  Vice President Corporate Development
                                             and Associate General Counsel
                              Fax (612) 572-5404

     and if to ESI, to:       Endocardial Solutions Inc.
                              1350 Energy Lane, Suite 110
                              St. Paul, MN 55108-5254
                              Attention: James Bullock
                              Fax (612) 644-7897

     with a copy to:          Endocardial Solutions Inc.
                              1350 Energy Lane, Suite 110
                              St. Paul, MN 55108-5254
                              Attention: Dennis McFadden
                              Fax (612) 644-7897

     Medtronic or ESI may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

     9.12 ILLEGALITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.13 PUBLIC ANNOUNCEMENT. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or any exchange upon which such party's capital stock is listed or traded, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Medtronic and ESI. The foregoing shall not restrict either party's communications with employees, customers or private investors.

     9.14 EXECUTION OF FURTHER DOCUMENTS. Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.

     9.15 DISPUTE RESOLUTION. Any dispute with respect to the determination of the Transfer Prices pursuant to Article 2.3 or the Performance Objectives pursuant to Article 5.2(b) which remains unresolved for a period of at least 90 days despite the parties' good faith efforts to negotiate a resolution thereof may be submitted by either party to binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitrator shall be an individual mutually agreed to by the parties, or if the parties are unable to agree, selected by the AAA, who is knowledgeable and experienced in the high technology medical device industry.

     IN WITNESS WHEREOF, each of the parties has caused this Sales Agreement to be executed in the manner appropriate to each, as of the date first above written.

ENDOCARDIAL SOLUTIONS, INC.        MEDTRONIC, INC.



By  /s/ James Bullock              By  /s/ Stephen R. LaPorte
    -------------------------          --------------------------
Its President/CEO                  Its V.P. Cardio Rythm
    -------------------------          --------------------------

ATTACHMENTS:

     Schedule 1.1   -    Medtronic Competitors
     Schedule 1.2   -    The Medtronic Territories
     Schedule 2.3   -    Pricing
     Schedule 2.4   -    ESI's System Product Warranty
     Schedule 2.5   -    Performance Objectives
     Schedule 5.3   -    Depreciation Schedule

                                    Schedule 1.1
                                MEDTRONIC COMPETITORS


Medtronic Competitors include the following entities and their respective affiliates:

                                   Biotronik GmbH
                                 Boston Scientific
                                     C.R. Bard
                                 Cardiac Pathways
                                   Cook Medical
                                 ELA Medical S.A.
                                    Endosonics
                                Guidant Corporation
                                     In Control
                                 Johnson & Johnson
                                    Pfizer, inc.
                                  St. Jude Medical
                                     Sulzer Ltd.
                             U.S. Surgical Corporation
                                      Ventritex

                                    Schedule 1.2
                             THE MEDTRONIC TERRITORIES


1. EUROPE. The European Territory shall include all of continental Europe, the United Kingdom, Ireland and the Scandinavian geographies, Eastern Europe, Serbia and Russia.

2.   JAPAN.

                                    Schedule 2.3
                                      PRICING


     Systems        $***/
     Catheters      $***/
     Other Products ***/

----------
***/Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

                                    Schedule 2.4

                                ESI PRODUCT WARRANTY

1. WARRANTY AND RETURN PROCEDURE. ESI warrants to Medtronic and to Medtronic's customers that, for a period of one (1) year from installation, the Systems shall meet the Specifications therefor and shall be free of defects in materials and workmanship. Medtronic shall promptly notify ESI in writing of any System that does not meet such warranty, but in no event more than forty-five (45) days after it has actual notice of the basis for such claim or the expiration date of the warranty set forth above, whichever date is later. Each such claim shall state the nature and details of the claim, the date the cause of the claim was first observed and the serial number and order number of the Systems concerned. Medtronic shall comply with ESI's RMA procedure with respect to the return of any System subject to a warranty claim. Return of defective Systems shall be at the expense of ESI.

2. WARRANTY EXCLUSIONS. ESI shall have no obligation to Medtronic or its customers under this warranty if:

     (a) The Systems in question have been modified in any manner without the prior written consent of ESI;

     (b) The defect is caused by the use of the Systems in combination with any other unapproved hardware, software, medical device or product; or

     (c) Repair or replacement of the Systems in question was necessitated in whole or in part by catastrophe or the Systems were damaged or mishandled by Medtronic, its customer or any other party who is not an employee or representative of ESI.

3. REPAIR; REPLACEMENT PRODUCTS. If ESI confirms that the returned System meets the above warranty, it shall promptly repair or replace such detective System, at ESI's sole option, and shall bear the entire cost of such repair or replacement Products and the shipping thereof if repair or replacement is not commercially feasible, ESI will refund to Medtronic the amount paid for such System.

4. THIRD PARTY MATERIALS. Notwithstanding the foregoing, any third party materials provided as part of the Systems (software, hardware, etc.) will be warranted solely to the extent warranted by the third party manufacturer.

5. SOLE REMEDY. The remedies set forth above are the exclusive remedies of Medtronic and its customer for any breach of this warranty.

6. DISCLAIMER. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY ESI, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. ANY DEFECTS IN SOFTWARE WHICH DO NOT AFFECT THE SPECIFICATIONS ARE EXCLUDED FROM THIS WARRANTY.

                                    Schedule 2.5
                               PERFORMANCE OBJECTIVES



                    Estimated Targets        Non-Exclusivity Threshold       Termination Threshold
              Targeted  Targeted    Total   Targeted  Targeted    Total   Targeted  Targeted    Total
               Systems  Catheters  Dollars   Systems  Catheters  Dollars   Systems  Catheters  Dollars
              --------  ---------  -------  --------  --------- --------  --------  ---------  -------
1998

  Units          (***)     (***)               (***)     (***)                 NA          NA

  Unit Price   $ (***)   $ (***)             $ (***)   $ (***)
               -------   -------  -------    -------   -------   -------   -------    -------    -------
  Dollars      $ (***)   $ (***)  $ (***)    $ (***)   $ (***)   $ (***)       NA          NA        NA
               -------   -------  -------    -------   -------   -------   -------    -------    -------
  Dollars
  (% of ESI Target)                                                (***)%                       #VALUE!

1999

  Units          (***)     (***)               (***)     (***)               (***)      (***)

  Unit Price   $ (***)   $ (***)             $ (***)   $ (***)             $ (***)    $ (***)
               -------   -------  -------    -------   -------   -------   -------    -------    -------
Dollars        $ (***)   $ (***)  $ (***)    $ (***)   $ (***)   $ (***)   $ (***)    $ (***)    $ (***)
               -------   -------  -------    -------   -------   -------   -------    -------    -------

  Dollars
  (% of ESI Target)                                                (***)%                          (***)%


Progress towards Performance Objectives shall be reviewed on an annual basis for years 1 through 3, and semi-annually thereafter. In the event of Medtronic's sale to a successor in interest of that portion of the business to which this Agreement relates, quarterly progress reviews would be conducted.




----------
***/Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.